UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2012 (December 11, 2012)

AMERICAN REALTY CAPITAL PROPERTIES, INC.

(Exact name of Registrant as specified in its charter)

Maryland	001-35263	45-2482685
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of principal executive offices)

(212) 415-6500
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

American Realty Capital Properties and American Realty Capital Trust III Enter into Merger Agreement in a Transformative Transaction that Would Create a Combined Company with $3.0 Billion

On December 14, 2012, American Realty Capital Properties, Inc., a Maryland corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with American Realty Capital Trust III, Inc., a Maryland corporation (the “Target”), Tiger Acquisition, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub”), ARC Properties Operating Partnership, L.P., a Delaware limited partnership and the operating partnership of the Company (the “Company Operating Partnership”), and American Realty Capital Operating Partnership III, L.P., a Delaware limited partnership and the operating partnership of the Target (the “Target Operating Partnership”). The Merger Agreement provides for the merger of the Target with and into Merger Sub (the “Merger”), with Merger Sub surviving as a wholly owned subsidiary of the Company. In addition, the Merger Agreement provides for the merger of the Target Operating Partnership with and into the Company Operating Partnership (the “Partnership Merger” and together with the Merger, the “Mergers”), with the Company Operating Partnership being the surviving entity. The board of directors of the Company (the “Board”) has, by unanimous vote of the Board members voting, approved the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement. Nicholas S. Schorsch, the executive chairman of the board of directors of each of the Company and the Target, and Edward M. Weil, Jr., a director and officer of each of the Company and the Target, each abstained from the vote on the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement.

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each outstanding share of common stock of the Target (“Target Common Stock”) will be converted into the right to receive (i) 0.95 of a share of common stock of the Company (“Company Common Stock”) or (ii) $12.00 in cash, but in no event will the aggregate consideration paid in cash be paid on more than 30% of the shares of Target Common Stock issued and outstanding as of immediately prior to the closing of the Merger (the “Merger Consideration”). If the aggregate elections for payment in cash exceed 30% of the number of shares of Target Common Stock issued and outstanding as of immediately prior to the closing of the Merger, then the amount of cash consideration paid on cash elections will be reduced on a pro rata basis with the remaining consideration paid in Company Common Stock. In addition, in connection with the Partnership Merger, each outstanding unit of equity ownership of the Target Operating Partnership (“Target OP Units”) will be converted into the right to receive 0.95 of the same class of unit of equity ownership in the Company Operating Partnership (“Company OP Units”).

The Merger Agreement provides that any options to purchase shares of Target Common Stock (“Target Options”) that are outstanding and unexercised at the Effective Time will be cancelled in accordance with the Target’s 2011 Stock Option Plan. The Target will provide timely notice of cancellation to each holder of a Target Option and each holder of a Target Option will, upon receipt of such cancellation notice, have the right to exercise his Target Option. Each holder that exercises his Target Option to acquire shares of Target Common Stock will be entitled to receive the Merger Consideration payable with respect to such shares of Target Common Stock in accordance with the terms and conditions of the Merger Agreement. If any Target Option is not exercised prior to the Effective Time, the Target Option will be forfeited. In addition, immediately prior to the Effective Time, the vesting of certain shares of Target restricted stock will be accelerated, and each such share will be entitled to receive the Merger Consideration.

Upon consummation of the Merger, the vesting of the shares of the Company’s outstanding restricted stock will be accelerated.

The Company and the Target have made certain customary representations and warranties to each other in the Merger Agreement. Each of the Company and the Target has agreed, among other things, not to solicit, initiate, knowingly encourage or knowingly facilitate any inquiry, discussion, offer or request from third parties regarding other proposals to acquire the Company or the Target, as applicable, and not to engage in any discussions or negotiations regarding any such proposal, or furnish to any third party non-public information regarding the Company or the Target, as applicable. Each of the Company and the Target has also agreed to certain other restrictions on their ability to respond to any such proposals. The Merger Agreement also includes certain termination rights for both the Company and the Target and provides that, in connection with the termination of the Merger Agreement, under specified circumstances, the Company or the Target, as applicable, may be required to pay to the other party reasonable out-of-pocket transaction expenses up to an amount equal to $10,000,000. Note that the Merger Agreement does not provide for the payment of a customary break-up fee by any party thereto in the event of a termination of the Merger Agreement without a closing of the Mergers.

The completion of the Mergers is subject to various conditions, including, among other things, the approval by the Company’s stockholders of the issuance of Company Common Stock in connection with the Merger and the approval by the Target’s stockholders of the Merger.

The Company and the Target each were sponsored, directly or indirectly, by AR Capital, LLC (“ARC”). ARC and its affiliates provide investment and advisory services to the Company and the Target pursuant to written advisory agreements. In connection with, and subject to the terms and conditions of, the Merger Agreement, ARC and its affiliates:

•	Have agreed to reduce asset management fees and eliminate acquisition fees and financing fees payable by the Company in accordance with the Company Letter Agreement (as defined and described below).

•	Have agreed to waive any disposition fees payable to the Target Advisor (as defined below) by the Target, including any real estate brokerage commission (which could be as much as $48,000,000 assuming the maximum fee of 2.0% of the sales price of the properties permitted under the Target’s charter and provided for in the Target Advisory Agreement (as defined below) was payable), in accordance with the Target Letter Agreement (as defined and described below). The Target Advisory Agreement provides for the payment of property disposition fees to the Target Advisor upon the sale of properties in an amount equal to the lesser of (i) 2.0% of the sales price of the properties and (ii) one-half of the competitive real estate commissions if a third party broker is also involved.

•	Will receive $5,800,000 from the sale of certain furniture, fixtures, equipment and other assets, including the reimbursement of certain costs and expenses, in accordance with the Asset Purchase Agreement (as defined and described below).

•	Will have the vesting of certain of their restricted equity interests in the Company, the Target and the Target Operating Partnership accelerated.

•	Will be entitled to subordinated distributions of net sales proceeds from the Target Operating Partnership in an amount estimated to be equal to approximately $59.0 million, assuming an implied price of Target Common Stock of $12.26 per share in the Merger (which assumes that 70% of the Merger Consideration is Company Common Stock based on a per share price of $12.90 and 30% of the Merger Consideration is cash). Such subordinated distributions of net sales proceeds will be payable in the form of Target OP Units that will automatically convert into Company OP Units upon consummation of the Partnership Merger in accordance with the Merger Agreement, which the parties have agreed will be subject to a minimum one-year holding period before being exchangeable into Company Common Stock. The actual per share price of Company Common Stock received as Merger Consideration cannot be determined until the closing of the Merger and the ratio of Company Common Stock and cash received as Merger Consideration may vary from the ratio assumed. As a result, all such amounts may be significantly different than described herein, will not be fixed until the closing of the Merger and are provided for illustrative purposes only.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing summary description of the material terms of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement. The representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Merger Agreement are not necessarily characterizations of the actual state of facts about the Company or the Target at the time they were made or otherwise and should only be read in conjunction with the other information that the Company makes publicly available in reports, statements and other documents filed with the Securities and Exchange Commission (the “SEC”).

Letter Agreement regarding (i) Amended and Restated Management Agreement to Reduce Management Fees and (ii) Termination of Acquisition and Capital Services Agreement

The Company is a party to the following agreements: (i) that certain Acquisition and Capital Services Agreement, dated as of September 6, 2011 (the “Acquisition and Capital Services Agreement”), by and between the Company and ARC and (ii) that certain Management Agreement, dated as of September 6, 2011 (the “Management Agreement”), by and between the Company and ARC Properties Advisors, LLC, a Delaware limited liability company wholly owned by ARC (the “Advisor”).

On December 14, 2012, in connection with, and as a condition to, entering into the Merger Agreement, the Company, the Target, ARC and the Advisor entered into a letter agreement (the “Company Letter Agreement”), pursuant to which the parties agreed to the following revisions to the Acquisition and Capital Services Agreement and the Management Agreement, as applicable.

The Company and ARC agreed that, with no further action necessary by any party, the Acquisition and Capital Services Agreement shall automatically terminate and be of no further force or effect upon the later of: (a) the closing of the Merger and (b) (i) the cessation of all the potential property acquisitions listed in the Company Letter Agreement (collectively, the “Pipeline Properties”) as potential property acquisitions of the Company (regardless of the form in which such cessation occurs, including, without limitation, a purchase of one or more Pipeline Properties by the Company or a third party, the definitive determination by the Advisor or the Company not to pursue the acquisition of one or more Pipeline Properties and/or the casualty or condemnation of one or more Pipeline Properties) and (ii) the financing of all the Pipeline Properties; provided, however, that, if the closing of the Merger occurs prior to the cessation of all the Pipeline Properties as potential property acquisitions of the Company and the financing thereof, the “Acquisition Fee” and “Financing Fee” (each as defined in the Acquisition and Capital Services Agreement) shall be payable with respect to the Pipeline Properties only; provided, further, however, that the indemnification provisions of the Acquisition and Capital Services Agreement shall survive indefinitely.

The Advisor agreed to enter into an Amended and Restated Management Agreement with the Company concurrently with the closing of the Merger which, among other things, reduces the asset management fee payable to the Advisor with respect to the excess of the unadjusted book value of the aggregate assets held by the Company over $3.0 billion from 0.50% per annum to 0.40% per annum.

This summary description of the material terms of the Company Letter Agreement is qualified in its entirety by the Company Letter Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Letter Agreement regarding Target Advisory Agreement, Target Operating Partnership Agreement and Target Management Agreement

The Target is a party to the following agreements: (i) the Second Amended and Restated Advisory Agreement, dated as of November 13, 2012, by and among American Realty Capital Advisors III, LLC, a Delaware limited liability company wholly owned by ARC (the “Target Advisor”), the Target and the Target Operating Partnership (the “Target Advisory Agreement”), (ii) the Amended and Restated Agreement of Limited Partnership of the Target Operating Partnership, dated as of November 13, 2012, by and among the Target, the Target Advisor, American Realty Capital Trust III Special Limited Partner, LLC, a Delaware limited liability company wholly owned by ARC (the “Target Special Limited Partner”) and other limited partners party thereto, as amended from time to time (the “Target OP Agreement”) and (iii) the Property Management and Leasing Agreement, dated as of March 31, 2011, by and among the Target, the Target Operating Partnership and American Realty Capital Properties III, LLC, a Delaware limited liability company wholly owned by ARC (the “Target Manager”) (the “Target Property Management and Leasing Agreement”).

On December 14, 2012, in connection with, and as an inducement to, the entry into the Merger Agreement, the Target, the Target Operating Partnership, the Target Advisor, the Target Special Limited Partner, the Target Manager and the Company entered into a letter agreement (the “Target Letter Agreement”), pursuant to which the parties agreed or acknowledged, as applicable, the following.

Pursuant to the Target Advisory Agreement, the Target Advisor is entitled to a “Property Disposition Fee” (as defined in the Target Advisory Agreement). The Target Advisor agreed to waive its right to receive the Property Disposition Fee in connection with the Mergers.

Pursuant to the Target OP Agreement, the Target Special Limited Partner is entitled to receive certain subordinated distributions of net sales proceeds from the Target Operating Partnership (the “SLP Interest”). The Target, the Target Operating Partnership and the Target Special Limited Partner acknowledged and agreed that the Mergers constitute an “Investment Liquidity Event” (as defined in the Target OP Agreement), upon which the Target Special Limited Partner’s right to the SLP Interest is accelerated. The Target Special Limited Partner elected to contribute its SLP Interest to the Target Operating Partnership in exchange for Target OP Units.

Pursuant to the Target Advisory Agreement and the Target OP Agreement, the Target Advisor is entitled to receive “Class B Units” in the Target Operating Partnership (“Target Class B Units”), subject to forfeiture until certain hurdles have been met. The Target, the Target Operating Partnership and the Target Advisor acknowledged and agreed that, provided the hurdles are met at or prior to the closing date of the Mergers, which is expected, at such time no Target Class B Units will continue to be subject to forfeiture. Pursuant to the Target OP Agreement, Target Class B Units no longer subject to forfeiture are convertible automatically into Target OP Units at such time as the Target Advisor’s capital account with respect to a Target Class B Unit is equal to the average capital account balance attributable to an outstanding Target OP Unit (as determined on a unit-by-unit basis). The Target Advisor elected, and the Target and the Target Operating Partnership acknowledged and agreed to allow the Target Advisor, to take such action as is allowed under the Target OP Agreement to cause an adjustment to the Target Advisor’s capital account with respect to its Target Class B Units and allow it to convert the maximum number of Target Class B Units into Target OP Units in connection with the consummation of the Mergers.

Upon the consummation of the Mergers, each Target OP Unit will automatically be converted into 0.95 of a Company OP Unit and any unconverted Target Class B Units will be converted automatically into Class B Units in the Company Operating Partnership as set forth in the Merger Agreement. Each of the Target Special Limited Partner and the Target Advisor has agreed that such Company OP Units are subject to a minimum one-year holding period prior to being exchangeable into Company Common Stock.

In order to facilitate the smooth transition of advisory services following the consummation of the Mergers, the Target, the Target Operating Partnership and the Target Advisor agreed that the Target Advisory Agreement will be extended for a 60 day period following the closing date of the Mergers pursuant to the terms substantially in the form attached to the Target Letter Agreement.

In order to facilitate the smooth transition of property management services following the consummation of the Mergers, the Target, the Target Operating Partnership and the Target Manager agreed that the Target Property Management and Leasing Agreement will be extended for a 60 day period following the closing date of the Mergers pursuant to the terms substantially in the form attached to the Target Letter Agreement.

This summary description of the material terms of the Target Letter Agreement is qualified in its entirety by the Target Letter Agreement attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Asset Purchase Agreement for Furniture, Fixtures, Equipment and Other Assets

On December 14, 2012, the Company, in its capacity as the general partner of the Company Operating Partnership, entered into an Asset Purchase and Sale Agreement (the “Asset Purchase Agreement”) with the Target Advisor, the manager of the day-to-day business of the Target. Pursuant to the Asset Purchase Agreement, concurrently with the closing of the Merger and in connection with the internalization by the Company of certain property level management and accounting activities, the Target Advisor will sell to the Company Operating Partnership certain furniture, fixtures, equipment and other assets used by the Target Advisor in connection with managing the property level business and operations and accounting functions of the Target and the Target Operating Partnership, at the cost of such assets, for an aggregate purchase price of $5,800,000, which includes the reimbursement of certain costs and expenses incurred by the Target Advisor.

This summary description of the material terms of the Asset Purchase Agreement is qualified in its entirety by the Asset Purchase Agreement attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Form of Multi-Year Outperformance Plan Agreement

On December 11, 2012, the compensation committee of the Board approved the general terms of a form of Multi-Year Outperformance Plan Agreement (the “OPP”) to be entered into with the Advisor. The compensation committee of the Board must approve the final terms of the OPP, including the commencement date of the performance period (which date is referred to below as the “Commencement Date”), prior to the Company’s entry into the OPP. The OPP provides for performance-based bonus awards to the Advisor, which further aligns the Advisor's interests with those of the Company and its stockholders.

Under the OPP, the Advisor will be eligible to earn performance-based bonus awards up to a maximum award opportunity that is anticipated to be 5% of the Company’s anticipated market capitalization on the Commencement Date, which amount will be approximately $87.5 million if the Commencement Date is the closing date of the Merger (the “OPP Cap”). Subject to the OPP Cap, any award under the OPP will be determined based on the Company’s achievement of total return to stockholders, including both share price appreciation and common stock dividends (“Total Return”), for the three-year performance period commencing on the Commencement Date (the “Performance Period”); each 12 month period during the Performance Period (each an “Annual Period”) and the initial 24 month period of the Performance Period (the “Interim Period”), as follows:

	Performance Period	Annual Period	Interim Period

Absolute Component: 4% of any excess Total Return attained above an absolute hurdle measured from the beginning of such period:	21%	7%	14%

Relative Component: 4% of any excess Total Return attained above the median Total Return for the performance period of the Peer Group*, subject to a ratable sliding scale factor as follows based on achievement of cumulative Total Return measured from the beginning of such period:

☐ 100% will be earned if the median Total Return achieved is at least:	18%	6%	12%

☐ 50% will be earned if the median Total Return achieved is:	0%	0%	0%

☐ 0% will be earned if the median Total Return achieved is less than:	0%	0%	0%

☐ a percentage from 50% to 100% calculated by linear interpolation will be earned if the median Total Return achieved is between:	0% - 18%	0% - 6%	0%- 12%

*The “Peer Group” is comprised of the following companies: CapLease, Inc.; EPR Properties; Getty Realty Corporation; Lexington Realty Trust; National Retail Properties, Inc.; and Realty Income Corporation.

The OPP will provide for early calculation and vesting of the award in the event the Advisor is terminated without cause or in the event of a change in control of the Company, in either case prior to the end of the Performance Period.

Any amounts earned under the OPP will be issued in the form of LTIP Units, which represent units of equity ownership in the Company Operating Partnership that are structured as a profits interest therein. Subject to the Advisor’s continued service through each vesting date, 50% of any LTIP Units earned will vest on the fourth anniversary of the Commencement Date and the remaining 50% will vest on the fifth anniversary of the Commencement Date. The Advisor will be entitled to receive distributions of LTIP Units to the extent provided for in the Second Amended and Restated Agreement of Limited Partnership of the Company Operating Partnership (as described below).

This summary description of the material terms of the general terms of the OPP to be entered into with the Advisor is qualified in its entirety by the executed Multi-Year Outperformance Plan Agreement to be attached as an exhibit to a subsequent report to be filed by the Company pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 7.01 Regulation FD Disclosure.

The Company prepared an investor presentation with respect to the contemplated Merger. Directors, officers and other representatives of the Company, the Target and ARC will present some or all of such investor presentation to various conferences and meetings in the coming months. A copy of the investor presentation is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Such investor presentation shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Item 8.01 Other Events.

Form of Second Amended and Restated Agreement of Limited Partnership of the Company Operating Partnership

In connection with the consummation of the Partnership Merger, the Amended and Restated Agreement of Limited Partnership of the Company Operating Partnership (the “Company OP Agreement”) will be amended and restated in order to consolidate all outstanding amendments to the Company OP Agreement, and a new class of units called a “Class B Unit” will be established with all the rights of a Target Class B Unit. Upon the consummation of the Partnership Merger a holder of any outstanding Target Class B Units will receive Class B Units in the Company Operating Partnership.

Prior to the implementation of the OPP, as discussed above, depending upon the timing of such implementation, either (i) the Company OP Agreement will be amended to establish a class of units called “LTIP Units” and provide for the issuance of LTIP Units or (ii) the form of Second Amended and Restated Agreement of Limited Partnership of the Company Operating Partnership will be revised to establish such class of units called “LTIP Units” and provide for the issuance of LTIP Units.

This summary description of the material amendments to the terms of the Company OP Agreement is qualified in its entirety by the form of Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Expansion of the Board

On December 14, 2012, the Board approved, effective upon the closing of the Merger, the expansion of the size of the Board in accordance with the Company’s bylaws to up to seven directors from five directors, a majority of which will continue to be independent directors, and to reconstitute the Board such that two of the Company’s independent directors following the Merger will be individuals that are currently independent directors of the Target. The additional directors have yet to be identified.

Joint Press Release

On December 17, 2012, the Company and the Target issued a joint press release announcing the execution of the Merger Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.3 and is incorporated herein by reference.

Additional Information about the Proposed Transaction and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed transaction, the Company and the Target expect to prepare and file with the SEC a joint proxy statement and the Company expects to prepare and file with the SEC a registration statement on Form S-4 containing a joint proxy statement/prospectus and other documents with respect to the Company’s proposed acquisition of the Target. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors may obtain free copies of the registration statement, the joint proxy statement/prospectus and other relevant documents filed by the Company and the Target with the SEC (if and when they become available) through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by the Company with the SEC are also available free of charge on the Company’s website at http://www.americanrealtycapitalproperties.com, and copies of the documents filed by the Target with the SEC are available free of charge on the Target’s website at http://www.arct-3.com.

The Company, the Target, ARC and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s and the Target’s stockholders in respect of the proposed transaction. Information regarding the Company’s directors and executive officers can be found in the Company’s definitive proxy statement filed with the SEC on May 4, 2012, as modified by the Company’s current report on Form 8-K filed with the SEC on October 17, 2012. Information regarding the Target’s directors and executive officers can be found in the Target’s definitive proxy statement filed with the SEC on April 25, 2012, as modified by the Target’s current report on Form 8-K filed with the SEC on July 13, 2012. Additional information regarding the interests of such potential participants will be included in the joint proxy statement/prospectus and other relevant documents filed with the SEC in connection with the proposed transaction if and when they become available. These documents are available free of charge on the SEC’s website and from the Company or the Target, as applicable, using the sources indicated above.

Forward-Looking Statements

Information set forth in this Current Report on Form 8-K (including information included or incorporated by reference herein) contains “forward-looking statements” (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect the Company’s and the Target’s expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, whether and when the transactions contemplated by the Merger Agreement will be consummated, the new combined company’s plans, market and other expectations, objectives, intentions, as well as any expectations or projections with respect to the combined company, including regarding future dividends and market valuations, and other statements that are not historical facts.

The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain regulatory approvals for the transaction and the approval by the Company’s stockholders of the issuance of Company Common Stock in connection with the Merger and the approval by the Target’s stockholders of the Merger; market volatility; unexpected costs or unexpected liabilities that may arise from the transaction, whether or not consummated; the inability to retain key personnel; continuation or deterioration of current market conditions; future regulatory or legislative actions that could adversely affect the companies; and the business plans of the tenants of the respective parties. Additional factors that may affect future results are contained in the Company’s and the Target’s filings with the SEC, which are available at the SEC’s website at www.sec.gov. The Company and the Target disclaim any obligation to update and revise statements contained in these materials based on new information or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of December 14, 2012, among American Realty Capital Properties, Inc., American Realty Capital Trust III, Inc., Tiger Acquisition, LLC, ARC Properties Operating Partnership, L.P. and American Realty Capital Operating Partnership III, L.P.*
10.1	Letter Agreement, dated as of December 14, 2012, among American Realty Capital Properties, Inc., American Realty Capital Trust III, Inc., ARC Properties Advisors, LLC and AR Capital, LLC
10.2	Letter Agreement, dated as of December 14, 2012, among American Realty Capital Properties, Inc., American Realty Capital Trust III, Inc., American Realty Capital Operating Partnership III, L.P., American Realty Capital Trust III Special Limited Partner, LLC, American Realty Capital Advisors III, LLC and American Realty Capital Properties III, LLC
10.3	Asset Purchase and Sale Agreement, dated as of December 14, 2012, between ARC Properties Operating Partnership, L.P. and American Realty Capital Advisors III, LLC
99.1	Investor Presentation, dated as of December 17, 2012
99.2	Form of Second Amended and Restated Agreement of Limited Partnership of ARC Properties Operating Partnership, L.P.
99.3	Joint Press Release issued by American Realty Capital Properties, Inc. and American Realty Capital Trust III, Inc. on December 17, 2012

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

December 17, 2012	By:	/s/ Nicholas S. Schorsch
	Name:	Nicholas S. Schorsch
	Title:	Chief Executive Officer and
Chairman of the Board of Directors